UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 26, 2007
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	0001-338613	16-1731691
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1700 Pacific, Suite 2900
Dallas, Texas	75201
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (214) 750-1771
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 26, 2007, Regency Energy Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities LLC, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, A.G. Edwards & Sons Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC (collectively, the “Underwriters”) covering the issue and sale by the Partnership of up to 11,500,000 units representing limited partner interests in the Partnership (the “Units”), including up to 1,500,000 Units issuable upon exercise of the Underwriters’ option to purchase additional Units. The Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-141809) of the Partnership, as supplemented by the Prospectus Supplement dated July 26, 2007 relating to the Units, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act. Closing of the issuance and sale of the Units is scheduled for July 31, 2007.
     The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Units are subject to approval of legal matters by counsel and to other conditions. The Underwriters are obligated to purchase all the Units (other than those covered by the Underwriters’ option to purchase additional Units) if they purchase any of the Units. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
     The Partnership intends to use the net proceeds from the offering to redeem $192.5 million in principal amount, or 35 percent, of its $550 million 8 3/8 percent senior notes due 2013; to repay in full the remaining term loan outstanding of $50 million under its credit facility; and to repay a portion of its revolving credit indebtedness outstanding under Regency’s credit facility. Affiliates of UBS Securities LLC, J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC and Wachovia Capital Markets LLC are lenders under our credit facility and, accordingly, will receive a portion of the proceeds of the offering.
     The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as an exhibit hereto. The Underwriting Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them. Accordingly, the Underwriting Agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.
Item 8.01 Other Events.
     On July 27, 2007, Regency Energy Partners LP, or the Partnership, declared a cash distribution with respect to all outstanding common units and subordinated units of the Partnership in the amount of $0.38 per unit payable on August 14, 2007 to holders of record on August 7, 2007. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements. None.

(b)	Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated July 26, 2007 by and among the Partnership and the Underwriters

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

Exhibit No.	Description of Exhibit

23.1	Consents of Vinson & Elkins L.L.P. (included in exhibit 5.1)

23.2	Consents of Vinson & Elkins L.L.P. (included in exhibit 8.1)

99.1	Press Release

99.2	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP
Date: July 27, 2007	By:	/s/ Stephen L. Arata
Stephen L. Arata
Executive Vice President Chief Financial Officer of Regency GP LLC, General Partner of Regency GP LP, General Partner of Regency Energy Partners LP

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated July 26, 2007 by and among the Partnership and the Underwriters

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consents of Vinson & Elkins L.L.P. (included in exhibit 5.1)

23.2	Consents of Vinson & Elkins L.L.P. (included in exhibit 8.1)

99.1	Press Release

99.2	Press Release